UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 2, 2005

Mpower Holding Corporation
(Exact name of registrant as specified in its charter)

Delaware	0-32941	52-2232143
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State or other jurisdiction of incorporation	Commission File Number	I.R.S. Employer Identification Number

175 Sully's Trail, Pittsford, NY 14534

(Address of principal executive offices) (zip code)

Registrant's telephone number, including area code: (585) 218-6550

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1. Registrant’s Business and Operations.

Item 1.01 Entry Into a Material Definitive Agreement.

Mpower Communications Corp. (the "Company"), a wholly-owned subsidiary of Mpower Holding Corporation ("Holding") on February 2, 2005, entered into an amendment to the Employment Agreement of Russell Shipley and a revised Employment Agreement with Michael Tschiderer. Under the amendment to Mr. Shipley’s Employment Agreement, Mr. Shipley was designated as President, Wholesale Division of the Company. In connection with this promotion, Mr. Shipley’s base salary was increased to $200,000 per year and his severance pay was increased to one year’s salary. Under the revised Employment Agreement for Mr. Tschiderer, he was designated as Senior Vice President - Finance, Controller and Treasurer of the Company. In connection with this promotion, Mr. Tschiderer’s base yearly salary was increased to $185,000.

On February 2, 2005, the Company also entered into amendments to the Retention and Severance Agreements of Roger Pachuta and Steven Reimer under which their severance pay was increased to one year’s salary.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MPOWER HOLDING CORPORATION

Date: February 7, 2005	By:	/s/ Russell I. Zuckerman
Russell I. Zuckerman
Senior Vice President, General Counsel and Secretary